Exhibit 10.10

INTERCOMPANY SERVICES AMENDMENT AGREEMENT

This Amendment and Extension Agreement dated as of May 1, 2010 is by and between Hallmark Cards, Incorporated (“Hallmark”) and Crown Media Holdings, Inc. (Crown Holdings”).

WHEREAS, Crown Holdings and Hallmark have previously entered into that certain Intercompany Services Agreement between the parties dated as of December 23, 2002 as subsequently amended and extended (the “Services Agreement”); and

WHEREAS, the parties desire to amend the Services Agreement;

NOW, THEREFORE, Crown Holdings and Hallmark hereby agree as follows:

Section 3(a) shall be deleted in its entirety and replaced as follows:

“a.           In return for Corporate Services provided hereunder, Crown Holdings shall pay Hallmark a fee to reflect overhead cost allocation as determined by Hallmark for each year, but in no event shall it exceed Five Hundred Fifteen Thousand Dollars ($515,000) plus out of pocket expenses and third party fees (as set for the in 3(b)) for each year of the Agreement.  Crown Holdings shall pay these costs and fees in arrears on the last business day of each quarter of the Agreement.”

All other terms and conditions of the Services Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date set forth above.

HALLMARK CARDS, INCORPORATED

By:	/s/ BRIAN GARDNER

Title:	Executive Vice President

CROWN MEDIA HOLDINGS, INC.

By:	/s/ CHARLES STANFORD

Title:	Executive Vice President